Exhibit 10.1

AMENDMENT

This Amendment (“Amendment”) is entered into and effective as of February 15, 2006 by and between Robert R. Buck (“Executive”) and Beacon Sales Acquisition, Inc. d/b/a Beacon Sales Company, a Delaware corporation (the “Company”).

R E C I T A L S:

A.            The Company and Executive are parties to that certain Employment Agreement dated as of October 20, 2003, as amended on July 30, 2004 (the “Employment Agreement”).

B.            The parties hereto desire to amend the Employment Agreement, on the terms set forth herein.

A G R E E M E N T S:

The parties hereto agree as follows:

1      Employment Term.  The Initial Term of the Employment Agreement is hereby extended until November 30, 2007.

2      Compensation.  Section 3(b) of the Employment Agreement is hereby amended to insert the following after the first sentence of Section 3(b):

“For the Company’s fiscal year 2006, the Company shall pay to Executive a Base Salary for all services rendered by Executive under this Agreement of $500,000 per year (prorated for any partial year).”

3      The parties hereby ratify and confirm, in all respects, the Employment Agreement, as amended by this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

BEACON SALES ACQUISITION, INC.

By:	/s/ Andrew R. Logie
Andrew R. Logie, Chairman

EXECUTIVE

/s/ Robert R. Buck
Robert R. Buck